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                        [SkyAuction.com, Inc. Letterhead)

                            PERSONAL AND CONFIDENTIAL

                               As of April 1, 2000


Derek Reisfield
c/o i-Hatch Ventures
599 Broadway, 11th floor
NY, NY 10012

Dear Derek:

         SkyAuction.com, Inc. (the "Company") is happy to offer you a position as Vice Chairman of its Board of Directors. We are happy that you can join our team and assist us in the development of our company.

         As Vice Chairman of the Company you shall assist in the coordination and management of the activities and process in connection with the initial public offering of the Company's common stock (or any other securities) (the "IPO") including communication with underwriters, auditors, legal counsel and Company personnel.

         As full compensation for all services provided and duties performed by you during your engagement by the Company as Vice Chairman, you will be entitled to receive: (i) a Consulting Fee of $10,000 per month, commencing as of April 1, 2000, payable monthly and otherwise in accordance with the Company's normal payroll practices and continuing until the earlier of March 31, 2001 or the completion of the IPO or the sale of all or substantially all of the shares or the assets of the Company to any nonaffiliated party (the "Sale"); and (ii) upon completion of the IPO or the Sale, a bonus of $20,000 for every month for which you were entitled to the Consulting Fee, as provided above.

         Please confirm your agreement with the foregoing by signing and returning to us at least two copies of this letter.

                                             Sincerely,

                                             SKYAUCTION.COM, INC.

                                             By: /s/ Michael N. Hering
                                                --------------------------------
                                                Michael N. Hering
                                                President & CEO

AGREED TO AND ACCEPTED:

/s/ Derek Reisfield
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Derek Reisfield